Exhibit 23

Mayer Hoffman McCann P.C.
An Independent CPA Firm
10616 Scripps Summit Court San Diego, California 92131 858-795-2000 ph 858-795-2001 fx www.mhm-pc.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Form 11-K of our report dated December 21, 2005, relating to the financial statements and financial statement schedule of the Kyocera Retirement Savings and Stock Bonus Plan, which appear in such Form 11-K.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

December 21, 2005